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                                                                    EXHIBIT 99.3







                                ROYALTY AGREEMENT


                                     BETWEEN


                        INTERNEURON PHARMACEUTICALS, INC.


                                       and


                      THE PLAINTIFFS' MANAGEMENT COMMITTEE
                        ON BEHALF OF CLASS REPRESENTATIVE
                         SHARON WISH AND THE INTERNEURON
                          CLASS ACTION SETTLEMENT FUND
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                                ROYALTY AGREEMENT


      THIS ROYALTY AGREEMENT effective this 21 day of September, 1998 (the "Effective Date"), between Interneuron Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 99 Hayden Avenue, Lexington, MA 02421 ("Interneuron") and the Plaintiffs' Management Committee (as defined in the Settlement Agreement) on behalf of Class Representative Sharon Wish and the Interneuron Class Action Settlement Fund (the "PMC").


                              W I T N E S S E T H:


      WHEREAS, in connection with an Agreement of Compromise and Settlement entered into on the Effective Date (the "Settlement Agreement"), Interneuron and the PMC have agreed to the terms of a limited fund, mandatory class action settlement (the "Settlement");

      WHEREAS, pursuant to the terms of the Settlement Agreement, the PMC, at the direction of the Court, will establish the Interneuron Class Action Settlement Fund Trust (the "Fund"); and

      WHEREAS, as partial consideration for the Settlement, Interneuron has agreed to pay Royalty Payments (as defined herein) to the Fund, upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 "Affiliate" shall mean (i) any Person of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; or (ii) any Person which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of a Party.
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1.2   "Cash Dividends" shall mean any cash dividends received by Interneuron from its Subsidiaries related to Product sales generated in any country in the world.

1.3 "Common Stock" shall mean the common stock, $.001 par value, of Interneuron.

1.4 "Final Settlement Date" shall have the meaning set forth in the Settlement Agreement to which this Royalty Agreement is attached as APPENDIX A.

1.5 "GAAP" shall mean generally accepted accounting principles in the United States.

1.6 "Gross Sales" shall mean the actual gross amount invoiced for the sale in any country in the world of Interneuron Product by Interneuron to a Third Party. If an Interneuron Product is sold or otherwise transferred as a part of a package with other items to a Third Party, the Gross Sales for Interneuron Product shall be the Gross Sales applicable to Interneuron Product as if it were sold separately.

1.7 "Interneuron Product" shall mean a Product which is sold directly by Interneuron.

1.8 "Interneuron Receipts" shall mean Gross Sales, License Revenue and/or Cash Dividends.

1.9 "Letter of Understanding" shall mean the letter of understanding between Interneuron and PMC, dated September 3, 1998.

1.10 "License Revenues" shall mean license fees, royalties or milestone payments received by Interneuron from a Sublicensee related to Product sales generated in any country in the world. License Revenues shall not include any amounts received by Interneuron as reimbursements for research and development expenses or as equity investments in Interneuron.

1.11 "Party" shall mean Interneuron, on the one hand, or the PMC or the Fund, on the other, as applicable.

1.12 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust association, unincorporated organization, other entity, or governmental body.

1.13 "PMC" shall have the meaning set forth in the Settlement Agreement to which this Royalty Agreement is attached as APPENDIX A.

1.14 "Product" shall mean any product in final form for commercial sale by prescription, over-the-counter, or by any other method.
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1.15  "Representative of the Fund" shall mean the PMC. By execution of this
      Royalty Agreement, the Fund grants the PMC the right and authority to act on behalf of the Fund to the extent set forth herein.

1.16  "Royalty Amount" shall mean $55 million.

1.17 "Royalty Conversion Price" shall mean $7.49, subject to adjustment as provided in SECTION 6.1.

1.18 "Royalty Term" shall mean the period commencing on the Final Settlement Date and ending seven (7) years from the Final Settlement Date.

1.19 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.20  "Sublicensed Product" shall mean a Product other than an Interneuron
      Product.

1.21 "Sublicensee" shall mean a Third Party to which Interneuron has sublicensed or otherwise granted rights to market a Product.

1.22 "Subsidiary" shall mean a corporation of which Interneuron owns at least 20% of the outstanding voting securities.

1.23 "Termination Date" shall mean the last day of the Royalty Term; provided, however, that the Termination Date may be accelerated pursuant to the provisions of SECTION 7.1; further provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, the Termination Date shall be on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

1.24 "Third Party" shall mean a Person which is neither a Party nor an Affiliate or Subsidiary of a Party.

1.25 "Transfer" shall mean any sale, bequest, exchange, assignment or gift, the creation of any security interest or other encumbrance and any other disposition of any kind, whether voluntary or involuntary, affecting title to or possession of any of the Royalty Shares.

1.26 "Trustee" shall mean the financial institution appointed by the Honorable Louis C. Bechtle, of the United States District Court for the Eastern District of Pennsylvania, in connection with the Settlement.

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                                   ARTICLE II

                          ROYALTY PAYMENTS AND REPORTS

2.1 ROYALTY PAYMENTS. Subject to the terms and conditions of this Royalty Agreement, Interneuron shall pay to the Fund as partial consideration for the Settlement, cash payments (the "Royalty Payments") equal to a portion of Interneuron Receipts received during the Royalty Term, not to exceed in the aggregate, the Royalty Amount, as follows:

      (a) seven percent (7%) of Gross Sales of Interneuron Product by Interneuron during each Royalty Calculation Period (as defined in
            SECTION 2.4) subject to the following conditions:

            (i) that only one Royalty Payment shall be due with respect to the same unit of Interneuron Product; and

            (ii) no Royalty Payments shall accrue on the disposition of Interneuron Product in reasonable quantities by Interneuron as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose);

      (b) fifteen percent (15%) of Cash Dividends received by Interneuron during each Royalty Calculation Period; and

      (c) fifteen percent (15%) of License Revenues received by Interneuron during each Royalty Calculation Period.

2.2 ROYALTY PAYMENT OBLIGATION. Interneuron's Royalty Payment obligation pursuant to SECTION 2.1 shall be effective as of the Final Settlement Date and shall continue until the earlier of the Termination Date or the date at which Interneuron has made payments to the Fund equal to the Royalty Amount; provided however, if, as of the Termination Date, Interneuron has not made Royalty Payments equal in the aggregate to the Royalty Amount, the provisions of SECTION 2.3 herein shall apply.

2.3 FINAL ROYALTY PAYMENT. If, on the last day of the Royalty Term the aggregate Royalty Payments paid by Interneuron to the Fund do not equal the Royalty Amount, then Interneuron shall make a payment (the "Final Royalty Payment") to the Fund, within ninety (90) days following the Termination Date, consisting of the issuance to the Fund of the number of shares of Common Stock (the "Royalty Shares"), rounded to the nearest whole number, equal to the quotient obtained by dividing (a) the number obtained by subtracting from the Royalty Amount the aggregate Royalty Payments paid to the Fund as of the Termination Date (the "Royalty Balance") by (b) the then effective Royalty Conversion Price. Notwithstanding the foregoing, Interneuron, in its sole discretion, may elect (the "Cash Election") to pay all or a portion of the Final Royalty Payment in cash


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      instead of issuing all or any portion of any Royalty Shares which may be payable to the Fund pursuant to the terms of this SECTION 2.3. If Interneuron makes a Cash Election, it shall (i) notify the Fund of such election within ten (10) days after the Termination Date and (ii) pay to the Fund cash in an amount equal to ninety percent (90%) of the fair market value of the Royalty Shares payable as the Final Royalty Payment which Interneuron has elected to be paid in cash.

2.4 REPORTS; PAYMENT OF ROYALTY. Interneuron shall furnish to the Trustee a written report (the "Royalty Report") on March 31, June 30, September 30, and December 31 of each year during the Royalty Term (the "Royalty Payment Dates") for each prior three month period ending December 31, March 31, June 30, and September 30, respectively (the "Royalty Calculation Periods") showing all Interneuron Receipts subject to Royalty Payments and the Royalty Payments accrued under this Royalty Agreement during such Royalty Calculation Period. Royalty Payments shown to have accrued during each Royalty Calculation Period shall be due and payable on the applicable Royalty Payment Date. Interneuron shall keep complete and accurate records in sufficient detail to enable the Royalty Payments hereunder to be determined.

2.5   AUDITS.

      (a) Upon the written request of the Trustee and not more than once in each calendar year of the Royalty Term, Interneuron shall permit an independent certified public accounting firm of nationally recognized standing selected by the Trustee and acceptable to Interneuron, to have access during normal business hours at times mutually convenient to the parties and upon reasonable notice to Interneuron to such of the records of Interneuron as may be reasonably necessary to verify the accuracy of the Royalty Reports hereunder for any Royalty Calculation Period ending not more than eighteen (18) months prior to the date of such request. The accounting firm shall disclose to the Trustee only whether the Royalty Reports are correct or incorrect and the specific details concerning any discrepancies.

      (b) If such accounting firm correctly concludes that additional Royalty Payments were owed during such period, Interneuron shall pay the additional Royalty Payments within sixty (60) days of the date the Trustee delivers to Interneuron such accounting firm's written report. If such accounting firm correctly concludes that Interneuron paid an excess amount, Interneuron will credit the excess amount that was paid against the next Royalty Payment due. The fees charged by such accounting firm shall be paid by the Fund through a credit against future Royalty Payments; provided, however, that if an error in favor of the Fund in the payment of Royalty Payments of more than ten percent (10%) of the Royalty Payments due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be borne by Interneuron.

      (c) Upon the expiration of eighteen (18) months (subject to extension in the event the accounting firm correctly concludes that Interneuron has committed fraud in the calculation of Royalty Payments) following the end of any Royalty Calculation Period the calculation of Royalty Payments payable with respect to such Royalty Calculation Period shall be binding and conclusive upon the Fund, and Interneuron shall be released from any liability or accountability with respect to Royalty Payments for such Royalty Calculation Period.

      (d) The Fund shall treat all financial information subject to review under this SECTION 2.5 in accordance with the confidentiality provisions of this Royalty Agreement.

2.6 PAYMENT EXCHANGE RATE. All cash Royalty Payments to the Fund under this Royalty Agreement shall be in United States dollars. In the case of sales outside of the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars shall be calculated monthly in accordance with GAAP based on the average of the conversion rates on the first and last business day of the month during each Royalty Calculation Period published in the Wall Street Journal, Eastern edition.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE PMC. The PMC represents and warrants to Interneuron that as of the Effective Date:

      (a) this Royalty Agreement has been duly authorized, executed and delivered by it; and

      (b) except as set forth in the Settlement Agreement, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Royalty Agreement or the consummation by it of the transactions contemplated hereby.

3.2 INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE PMC ON BEHALF OF THE FUND. The PMC represents and warrants to Interneuron on behalf of the Fund that:

      (a) the Royalty Shares, if any, payable to the Fund pursuant to the terms hereof will be acquired for investment for its own account, without any view to the unregistered public distribution or resale thereof, all without prejudice, however, to the right of the Fund, subject to the terms and conditions of this Royalty Agreement, at any time lawfully to sell or otherwise to dispose of all or any part of the Royalty Shares pursuant to registration or any exemption therefrom under the Securities Act and applicable state securities laws;

      (b) The PMC understands that the Royalty Shares, if any, to be received by the Fund pursuant to the terms hereof have not been registered under the Securities Act inasmuch as they are issuable by Interneuron in a transaction not involving a public offering and exempt from the registration requirements under the Securities Act, and that under the federal securities laws and applicable regulations the Royalty Shares may be resold without registration under the Securities Act only in certain limited circumstances;

      (c) The PMC has, and the Fund will have, the capacity to evaluate the merits and high risks of an investment in the Royalty Shares and is able to bear the economic risk of this investment. The PMC has been provided access to all information requested by it in order to evaluate the merits and risks of an investment by the Fund in the Royalty Shares;

      (d) The PMC acknowledges that the certificates evidencing the Royalty Shares to be issued to the Fund, if any, shall bear a legend substantially as follows:

            "THESE SECURITIES (A) ARE SUBJECT TO THE TERMS AND CONDITIONS OF A ROYALTY AGREEMENT, DATED SEPTEMBER 21, 1998, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND (B) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE ROYALTY AGREEMENT AND UNLESS A REGISTRATION STATEMENT IS IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

            The foregoing legend shall be removed by Interneuron from any certificate at such time as the holder of the Royalty Shares represented by the certificate delivers to Interneuron an opinion of counsel to the effect that (i) the Transfer provisions of this Royalty Agreement have been met and that (ii) such legend is not required in order to establish compliance with any provisions of the Securities Act or at such time as the holder of such Royalty Shares satisfies the requirements of Rule 144(k) under the Securities Act (provided that Rule 144(k) as then in effect does not differ substantially from Rule 144(k) as in effect as of the date of this Royalty Agreement), and provided further that Interneuron has received from the holder a written representation that such holder has (i) complied with the Transfer provisions of this Royalty Agreement and (ii) satisfies the requirements of Rule 144(k) as then in effect with respect to such Royalty Shares.

3.3 INTERNEURON REPRESENTATIONS AND WARRANTIES. Interneuron represents and warrants to the PMC on behalf of the Fund that as of the Effective Date:

      (a) this Royalty Agreement has been duly authorized, executed and delivered by it;

      (b) except as set forth in the Settlement Agreement, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Royalty Agreement or the consummation by it of the transactions contemplated hereby; and

      (c) the issuance and delivery by Interneuron of shares of Common Stock which may be issuable to the Fund as Royalty Shares, if any, have been duly authorized by all requisite corporate action of Interneuron and, when so issued and delivered, if ever, the Royalty Shares will be validly issued and outstanding, fully paid and nonassessable.


                                   ARTICLE IV

                                 CONFIDENTIALITY

4.1 NON-DISCLOSURE AND NON-USE OBLIGATIONS. All information disclosed by one Party to another Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the disclosing Party. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such information:

      (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

      (b)   is properly in the public domain; or

      (c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party.

4.2 PERMITTED DISCLOSURE OF INFORMATION. Notwithstanding SECTION 4.1, a Party receiving information from another Party may disclose such information if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations; provided, however, without limiting any of the foregoing, it is understood that any Party may make disclosure of this Royalty Agreement and the terms hereof in a press release and in any filings required by the United States Securities and Exchange Commission and other regulatory agencies.

                                    ARTICLE V

              RESTRICTION ON VOTING AND TRANSFER OF ROYALTY SHARES.

5.1 LIMITATION ON TRANSFER. The Fund may not Transfer (other than to Interneuron) any Royalty Shares except as permitted in accordance with the terms of this Royalty Agreement. Any purported Transfer of any Royalty Shares in any other manner shall be void.

5.2 RIGHT OF FIRST REFUSAL UPON PROPOSED TRANSFER OF ROYALTY SHARES. Interneuron shall have the right of first refusal (the "Right of First Refusal") to purchase Royalty Shares in the event of any proposed Transfer of Royalty Shares by the Fund. Accordingly, if the Fund intends to seek to Transfer any Royalty Shares, the Fund shall give written notice to Interneuron of such intention and of the proposed price, terms and, if known by the Fund, the name of the potential purchaser of the Royalty Shares. In connection with a proposed Transfer in a private transaction, the notice by the Fund shall also include, if known by the Fund, the names of the directors and majority stockholders of any corporation or the principals of any other entity proposed as the potential purchaser. The Right of First Refusal shall entitle Interneuron to purchase Royalty Shares on the same terms as the proposed Transfer described in the notice. The Right of First Refusal shall be exercisable by notice given to the Fund at any time within twenty (20) days of the receipt by Interneuron of the notice given by the Fund (the "Option Period").

      If Interneuron does not exercise its Right of First Refusal prior to the expiration of the Option Period, the Fund may, at any time within ten (10) days (the "Sale Period") following the expiration of the Option Period, sell for cash all, but not less than all, of the offered Royalty Shares on the terms proposed in the notice at a cash price per share not less than the minimum price proposed in the notice, provided that prior to any sale, counsel for the Fund shall have delivered to Interneuron its opinion, in form and substance acceptable to Interneuron, that the sale will not violate any applicable federal or state securities law. If the offered Royalty Shares remain unsold at the end of the Sale Period, such Royalty Shares may not thereafter be Transferred by the Fund unless the Fund again complies with this SECTION 5.2. The failure by Interneuron to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other proposed Transfer of Royalty Shares.

5.3 RULE 144 RESTRICTIONS ON TRANSFER. The Fund agrees that any Royalty Shares Transferred by the Fund shall be Transferred in accordance with the volume restrictions contained in paragraph (e) of Rule 144 of the Securities Act, or any successor rule.

5.4   VOTING RESTRICTIONS.

      (a) So long as the Fund owns any Royalty Shares, with respect to all actions to be taken by Interneuron or its stockholders (whether by proxy or consent) on which holders of Common Stock have the right, by statute or otherwise, to vote, whether as a separate class or together with other classes of Interneuron capital stock (a "Stockholder Action"), the Fund hereby agrees and hereby irrevocably
            (i) makes, constitutes and appoints the Trustee (the "Fund Voting Designee") to act as the Fund's true and lawful proxy and attorney-in-fact in the name and on behalf of the Fund, with full power to appoint a substitute or substitutes with respect to any Royalty Shares owned by the Fund, and (ii) directs the Fund Voting Designee to vote the Royalty Shares owned by it, at the time and from time to time, with respect to all Stockholder Actions, in the place and stead of the Fund, in the same manner and proportion as the holders of outstanding shares of Common Stock, other than the Fund, and other securities of Interneuron entitled to vote on a Stockholder Action, voting as one class ("Voting Securities") and represented in person or by proxy, vote their shares in connection with a Stockholder Action. For example, if a particular Stockholder Action receives the affirmative vote of holders of sixty percent (60%) of the Voting Securities represented in person or by proxy, then sixty percent (60%) of the Royalty Shares shall be voted in favor of the Stockholder Action. By giving this proxy the Fund hereby revokes any other proxy granted by the Fund to vote any of the Royalty Shares owned by it. The proxy granted herein shall expire when all of the Royalty Shares owned by the Fund have been sold.

      (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of the Fund or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of the Fund. If after the execution of this Royalty Agreement the Fund shall cease to have appropriate power or authority, or if any other such event or events shall occur, the Fund Voting Designee is nevertheless authorized and directed to vote any Royalty Shares owned by the Fund in accordance with the terms of this Royalty Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

      (c) The Fund shall perform such further acts and execute such further documents as may be required to vest in the Fund Voting Designee the sole power to vote any Royalty Shares owned by the Fund as required herein.

      (d) Notwithstanding the terms and conditions set forth in this SECTION 5.4, the Fund shall not, by virtue hereof, be entitled to any voting or other rights as a stockholder of Interneuron unless and until such time, if ever, as Interneuron shall issue Royalty Shares to the Fund.

                                   ARTICLE VI

             ADJUSTMENT PROVISIONS; MERGER, CONSOLIDATION OR SALE

6.1 ADJUSTMENT TO ROYALTY CONVERSION PRICE. The Royalty Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events as follows:

      In case Interneuron shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Royalty Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Royalty Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

6.2 OFFICER'S CERTIFICATE. Whenever the Royalty Conversion Price shall be adjusted as required by the provisions of the SECTION 6.1, Interneuron shall file in the custody of its Treasurer or an Assistant Treasurer at its principal office an officer's certificate showing the adjusted Royalty Conversion Price determined as herein provided, setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Fund, and Interneuron shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Fund.

6.3 MERGER, CONSOLIDATION OR SALE. In case Interneuron shall at any time prior to the earlier of (a) the Termination Date or (b) the date on which Interneuron has made payments to the Fund equal to the Royalty Amount, (i) consolidate or merge with or into another corporation (other than a merger in which Interneuron is the continuing or surviving corporation); or (ii) sell or transfer to another corporation all or substantially all of the assets of Interneuron (a "Corporate Transaction") in which holders of Common Stock are entitled to receive stock, other securities or property in exchange for Common Stock held by them then, in lieu of any further Royalty Payments or right to receive Royalty Shares under this Royalty Agreement, the Fund shall be entitled to receive upon the later of (a) the effectiveness of the Corporate Transaction, or (b) the Final Settlement Date, if such date is subsequent to the effectiveness of the Corporate Transaction, the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which the Fund would have been entitled as Royalty Shares pursuant to the terms of SECTION 2.3 herein as if the provisions of SECTION 2.3 had been applicable at such time, based on the Royalty Balance outstanding immediately prior to the effectiveness of such Corporate Transaction or, if subsequent to such time, on the Final Settlement Date. If (i) at the time of any Corporate Transaction, Interneuron has made payments to the Fund equal to the Royalty Amount such that there is no Royalty Balance, or
      (ii) as a result of any Corporate Transaction this SECTION 6.3 becomes applicable, then any further obligations of Interneuron pursuant to
      ARTICLE 2 hereunder shall immediately expire and this Royalty Agreement shall terminate.


                                  ARTICLE VII

                              TERM AND TERMINATION


7.1 TERM AND TERMINATION. This Royalty Agreement shall be effective as of the Effective Date and shall continue in effect for the Royalty Term, unless
      (i) this Royalty Agreement is terminated earlier pursuant to SECTION 2.2 OR 6.3 above, or (ii) the Settlement Agreement terminates in accordance with its terms. In addition, if a Party is in breach of any of the material terms or conditions of this Royalty Agreement or the Settlement Agreement and such breach is not cured within the period set forth in
      SECTION 8.2 hereof, the non-breaching Party shall have the right to terminate this Royalty Agreement. The date on which this Royalty Agreement is terminated is the "Termination Date".

7.2 EFFECT OF TERMINATION. Termination of this Royalty Agreement shall not relieve the Parties of any obligation accruing prior to such termination. In addition to any other provisions of this Royalty Agreement which by their terms continue after the Termination Date, (i) the provisions of
      ARTICLE 3 shall survive the termination of this Royalty Agreement and shall continue in effect for five (5) years from the Termination Date and
      (ii) the provisions of ARTICLE 5 shall survive the termination of this Royalty Agreement (except a termination under SECTION 6.3 hereof) and shall continue in effect until all of the Royalty Shares are sold pursuant to SECTION 5.2 herein. The termination of this Royalty Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Royalty Agreement prior to the Termination Date.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Royalty Agreement for failure or delay in fulfilling or performing any term of the Royalty Agreement during the period of time when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

8.2 CURE PERIOD FOR BREACH. If a Party is in breach of any material obligation hereunder or, to the extent applicable, the Settlement Agreement, it shall have thirty (30) days after receipt of notice from the other Party requesting cure of the breach, to cure such breach; provided however, that if the breach is not capable of being cured within thirty (30) days of receipt of such written notice for causes or reasons beyond such Party's control, such Party may remain in breach of such obligation so long as it has commenced and is taking commercially reasonable actions to cure such breach as promptly as practicable.

8.3 SEVERABILITY. In the event that any of the provisions contained in this Royalty Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Royalty Agreement.

8.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to Interneuron to: Interneuron Pharmaceuticals, Inc.
                                  One Ledgemont Center
                                  99 Hayden Avenue, Suite 340
                                  Lexington, MA 02421
                                  Attention:  President
                                  Fax No.:  781-862-3859

            with copies to:       Bachner, Tally, Polevoy  Misher LLP
                                  380 Madison Avenue
                                  18th Floor
                                  New York, NY 10017
                                  Attention:  Jill M. Cohen, Esq.
                                  Fax No.:  212-682-5729

                                       and

                                  Skadden, Arps, Slate, Meagher & Flom LLP
                                  919 Third Avenue, 30-36
                                  New York, NY 10022
                                  Attention: Barbara Wrubel, Esq.
                                  Fax No.: 212-735-3748

            if to the Fund, to:   Plaintiffs' Management Committee
                                  510 Walnut Street, Suite 500
                                  Philadelphia, PA  19106
                                  Attention:  Arnold Levin, Esq.
                                  Fax No.:  215-592-4663

            with a copy to the Trustee, at such address as is provided in writing to each Party within thirty (30) days of the Effective Date or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a business day, on the business day after patch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

8.5 APPLICABLE LAW. The Royalty Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States without reference to any rules of conflict of laws.

8.6 WAIVER. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or other:
      wise.

8.7 COUNTERPARTS. The Royalty Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed this Royalty Agreement as of the date first set forth above.


                                       INTERNEURON PHARMACEUTICALS, INC.


                                       By:/S/ Glenn L. Cooper
                                          ------------------------------------
                                          Name:  Glenn L. Cooper, M.D.
                                          Title: President and Chief Executive
                                                 Officer


                                       PLAINTIFFS' MANAGEMENT COMMITTEE
                                       ON BEHALF OF CLASS REPRESENTATIVE
                                       SHARON WISH AND THE INTERNEURON
                                       CLASS ACTION SETTLEMENT FUND


                                       By:/S/ Arnold Levin
                                          ------------------------------------
                                          Name:

                                       By:/S/ John Cummings
                                          ------------------------------------
                                          Name:

                                       By:/S/ Stanley Chesley
                                          ------------------------------------
                                          Name:

                                   APPENDIX A


                Royalty Agreement (filed as Exhibit 99.3 hereto)

                                   APPENDIX B


           SCHEDULE OF INTERNEURON PHARMACEUTICALS, INC.'S INSURANCE

        Columbia Casualty Co. (CNA)
                 Policy No. ADT 1028639694
                 (efeective May 15, 1997 to May 15, 1998)
                 $20 million per occurrence and in the aggregate

        Reliance Insurance Co. of Illinois
                 Policy No. NPD 0137779
                 (effective May 15, 1997 to May 15, 1998)
                 $5 million per occurrence and in the aggregate

        New Hampshire Insurance Co./ AIG Europe (UK) Ltd.
                 Policy No. 3200810697
                 (effective May 15, 1997 to May 15, 1998)
                 $15 million per occurance and in the aggregate

                                   APPENDIX C

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE: DIET DRUGS (PHENTERMINE,                        :
FENFLURAMINE, DEXFENFLURAMINE)                         :        MDL DOCKET NO.
PRODUCTS LIABILITY LITIGATION                          :        1203
                                                       :
THIS DOCUMENT RELATES TO ALL                           :
CASES                                                  :
SHARON WISH v. INTERNEURON                             :        CIVIL ACTION NO.
PHARMACEUTICALS, INC.                                  :        98-CV-20594
                                                       :

                ORDER CONDITIONALLY CERTIFYING A MANDATORY CLASS,
                PRELIMINARILY APPROVING THE SETTLEMENT AGREEMENT,
                 INSTRUCTING THE PARTIES TO PREPARE NOTICE, AND
              TEMPORARILY STAYING AND ENJOINING PENDING AND FUTURE
              LITIGATION AGAINST INTERNEURON PHARMACEUTICALS, INC.

         The Plaintiffs' Management Committee ("PMC"), on behalf of Plaintiff Sharon Wish, and Interneuron Pharmaceuticals, Inc. ("Interneuron") have made application for an Order preliminarily approving the settlement of this action in accordance with the Agreement of Compromise and Settlement (with attached Royalty Agreement) dated September __, 1998 (the "Settlement Agreement"), a copy of which is attached hereto. Having read and considered the Settlement Agreement and the Memoranda submitted by the parties in support of class certification, and being satisfied that the proposed Settlement Agreement meets the applicable criteria for preliminary approval, the Court hereby preliminarily approves the proposed class action settlement on the terms set forth in the Settlement Agreement and further orders as follows:

         1. The capitalized terms used in this Order shall have the same meaning as those in the Settlement Agreement.

         2. The Settlement Class is conditionally certified, and is defined as follows:

         The "Class" is a mandatory, non-opt out class under Fed. R. Civ. P. 23(b)(1)(B) that includes:

         (a) All persons who obtained Redux(TM) in the United States or its territories and used the product prior to the Notice Date;

         (b) All persons (except the United States Government) asserting or who may in the future assert standing to sue Interneuron or any Released Party as a result of another person's obtaining Redux(TM) in the United States or its territories and using the product prior to the Notice Date (including spouses, children, other family members, heirs, beneficiaries, executors, administrators, legal representatives, successors, subrogees or assigns of any person who used Redux(TM));

         (c) All persons in the United States and its territories who used a Diet Drug other than Redux(TM) prior to the Notice Date and who seek or may in the future seek to hold Interneuron or any Released Party liable on a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory;

         (d) All persons in the United States and its territories (except the United States Government) asserting or who may in the future assert standing to sue Interneuron or any Released Party based upon a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory as a result of another person's use of a Diet Drug other than Redux(TM) prior to the Notice Date, including spouses, children, other family members, heirs, beneficiaries, executors, administrators, legal representatives, successors, subrogees or assigns of any person who used a Diet Drug other than Redux(TM).

         3. Plaintiff Sharon Wish is appointed as the Representative Plaintiff to represent the Settlement Class. The Plaintiffs' Management Committee is appointed as Class Counsel.

         4. In light of the foregoing, and after having considered the arguments and evidence submitted by both parties on Plaintiff's motion for class certification, the Court finds that:

         (a) The Class is so numerous that joinder of all members is impracticable;

         (b) There are questions of law and fact common to the Class;

         (c) The claims of Plaintiff Sharon Wish are typical of the claims of the Class;

         (d) Plaintiff Sharon wish will fairly and adequately protect the interests of the Class, and her counsel, the PMC, are free from intraclass conflicts and will fairly and adequately represent the class;

         (e) The continued prosecution of separate actions by individual Class Members would create a risk of adjudications with respect to individual Class Members that would, as a practical matter, be dispositive of the interests of other Class Members not parties to the adjudications and substantially impair their ability to protect their interests. Interneuron's financial condition presents a substantial risk that the continued defense of Diet Drug Litigation nationwide would deplete the company's resources and leave no fund from which plaintiffs could recover.

These findings are without prejudice to Interneuron's rights under Federal Rule of Civil Procedure 23 and the Settlement Agreement if the Settlement is not finally approved. In particular, these findings in no way suggest that this action could be certified under Rule 23(1,)(2) or Rule 23(1,)(3).

         5. The Court will hold a formal fairness hearing (the "Fairness Hearing") to determine whether the Agreement is fair, adequate, and reasonable and should be finally approved and any other matters deemed appropriate by the Court. The Fairness Hearing will be held on ________________________, at 10:00 a.m., in Courtroom 17B of the United States District Court for the Eastern District of Pennsylvania, to determine: (a) whether the Class should be certified as a class action under Federal Rule of Civil Procedure 23(a) and 23(b)(1)(B); (b) whether the Agreement is fair, reasonable, and adequate and whether final judgment should be entered dismissing the action on the merits, with prejudice and without costs; (c) whether the Court should enter an order barring and enjoining all claims for contribution and/or indemnity against Interneuron and/or the Released Parties arising out of Released Claims; and (d) to consider any other matters deemed appropriate by the Court.

         6. To maintain orderly proceedings and to afford a reasonable opportunity to be heard to those who wish it, any Class Member or other interested party wishing to appear at the Fairness Hearing in person or through his or her attorney must submit a written request, including a summary of the issue(s) to be presented at the hearing, postmarked no later than _________________, and mailed to the address provided in the Notice of Settlement. This requirement ensures that the parties will have adequate notice of the issues and arguments to be addressed at the hearing.

         7. Any Class Member or other interested party wishing to submit comments to support or oppose any aspect of the Agreement may do so in writing, without the necessity of retaining counsel or making any formal appearance. All written comments must be postmarked no later than _____________________ and mailed to the address provided in the Notice of Settlement. Any Class Member or other interested party who does not make an objection in the manner provided shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the certification of the Class, the fairness, adequacy or reasonableness of the proposed Settlement Agreement, the entry of the Final Order and Judgment, and the issuance of a permanent injunction and bar against all claims for contribution and/or indemnity against Interneuron and/or the Released Parties arising out of Released Claims.

         8. The parties shall jointly propose a long form and short form of notice within two weeks of the date of this Order. The Court will then evaluate the content of the notice to ensure that it comports with the requirements of due process. Notice of the settlement shall be given in the manner set forth below. The Court finds that such manner of notice meets the requirements of due process and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto.

         (a) As soon as practicable after this Court's approval of the forms of notice, but no later than ________________________, the long form notice shall be sent by First Class mail to all Class Members with currently pending litigation against Interneuron, all parties to such litigation, and all attorneys of record in such litigation. Class Counsel also shall cause the long form notice to be posted by computer on the World Wide Web.

         (b) As soon as practicable after the Court approves the short form notice and no later than _____________________, Class Counsel shall cause the short form notice to be published on two consecutive Fridays in USA Today, once in Parade Magazine (national edition), and once in TV Guide.

         (c) The costs of notice shall be paid by the Interneuron Class Action Settlement Fund, as stipulated in section 10.3 of the Settlement Agreement.

         9. Counsel for Interneuron is directed to cooperate with Class Counsel by providing Class Counsel a list of all parties involved in pending state and or federal products liability or health-related claims against the company, and their counsel, together with a computer disk formatted for mailing labels as soon as practical, but no later than 21 days after this Order.

         10. No later than one month after the Notice Date (as defined in the Settlement Agreement), Class Counsel shall file with the Court a report describing their notification efforts, with copies of published notices and lists of the persons notified by mail attached.

         11. The Settlement Agreement, with appendices thereto, will be made available for public inspection in the Clerk's office during regular business hours.

         12. In necessary aid of the Court's jurisdiction over this limited fund and to assure the fair and orderly conduct and completion of the settlement consideration process, the Court is contemplating entry of an Order staying and enjoining all Class Members, defendants in Diet Drug Litigation, and any other interested parties from initiating, asserting, prosecuting, or otherwise litigating any Released Claims, including claims for contribution and indemnity, against Interneuron or the Released Parties until such time as the Court holds a fairness hearing and determines whether or not to finally approve the Settlement Agreement.

         13. The Court will hold a hearing to permit Class Members and any other interested parties to appear and show cause why the Court should not enter the stay and injunction contemplated in paragraph 12 of this Order. This hearing shall be held on ________________________, at 10:00 a.m., in Courtroom 17B of
the United States District Court for the Eastern District of Pennsylvania.

         14. The stay entered by Pretrial Order No. 270 (which related to federal cases only) shall continue and remain in effect until further Order of the Court. ORDERED this ____ day of September, 1998.

                                       __________________________________
                                       United States District Court Judge

                                   APPENDIX D

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE: DIET DRUGS (PHENTERMINE,                        :
FENFLURAMINE, DEXFENFLURAMINE)                         :        MDL DOCKET NO.
PRODUCTS LIABILITY LITIGATION                          :        1203
                                                       :
THIS DOCUMENT RELATES TO ALL                           :
CASES                                                  :
                                                       :
SHARON WISH v. INTERNEURON                             :        CIVIL ACTION NO.
PHARMACEUTICALS, INC.                                  :        98-CV-20594
                                                       :

                  CLASS MEMBER RELEASE AND INDEMNITY AGREEMENT


STATE OF ___________________________________________   )
                                                       )  ss.
COUNTY OF __________________________________________   )


         This Release and Indemnity Agreement is being executed in light of the settlement of class action litigation involving the diet drug Redux(TM), which was memorialized in an Agreement of Compromise and Settlement executed September ___, 1998 (the "Settlement Agreement") on behalf of a Class as defined in that Settlement Agreement. The undersigned Class Member submits to the personal jurisdiction of the Court in the above-captioned action and hereby ratifies the acts of the Plaintiffs' Management Committee ("PMC") in entering into the Settlement Agreement on his or her behalf. The undersigned Class Member also ratifies the Settlement Agreement as executed by the PMC and agrees to be bound by its terms and conditions and to perform every requirement necessary to satisfy the conditions and obligations set forth in the Settlement Agreement and ordered by the Court supervising the settlement of Diet Drug Litigation against the Released Parties.

         I,_____________, individually [and as personal representative/administrator/executor of the estate of ______________] [and as the surviving spouse and/or child and/or heir of ___________________][and as the parent/guardian/next friend of ____________], hereinafter [collectively] referred to as "Class Member," in consideration of the amounts already deposited and amounts to be deposited in the future by Interneuron Pharmaceuticals, Inc. ("Interneuron") into the Interneuron Class Action Settlement Fund (the "Fund") established in the above-captioned action and pursuant to the Settlement Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged and confessed, hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE the Released Parties, as defined below and in the Agreement, from any and all claims that the Class Member may presently have or in the future may have against the Released
Parties arising out of "Released Claims" as defined below and in the Agreement.

         These "Released Claims" include all claims that have, might have been, or in the future could be asserted by the Class Member against Interneuron or any Released Parties arising out of the Class Member's use of Redux(TM), including without limitation all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for actual damages, exemplary and punitive damages, penalties of any kind, personal injuries or death, mental or physical pain or suffering, loss of wages, income, earnings, and earning capacity, doctor, hospital, nursing and drug bills, medical expenses, Derivative Claims, loss of consortium, companionship, society or affection, damage to familial relations, loss of enjoyment of life, economic or business losses, disgorgement of profits, prejudgment and postjudgment interest, medical monitoring or screening, injunctive or declaratory relief, and any other loss or detriment of any kind.

         These "Released Claims" also include all claims based upon a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory that have, might have been, or in the future could be asserted by any Class Member against Interneuron or any Released Parties arising out of the Class Member's use of a Diet Drug other than Redux(TM); including without limitation all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for actual damages, exemplary and punitive damages, penalties of any kind, personal injuries or death, mental or physical pain or suffering, loss of wages, income, earnings, and earning capacity, doctor, hospital, nursing and drug bills, medical expenses, Derivative Claims, loss of consortium, companionship, society or affection, damage to familial relations, loss of enjoyment of life, economic or business losses, disgorgement of profits, prejudgment and postjudgment interest, medical monitoring, injunctive or declaratory relief, and any other loss or detriment of any kind.

         The "Released Parties" include Interneuron, Boehringer Ingelheim Pharmaceuticals, Inc., their respective parents, subsidiaries, affiliates, divisions, current and former officers, directors, employees, attorneys, and agents; and each of their insurers (including Columbia Casualty Co., Reliance Insurance Company of Illinois, and New Hampshire Insurance Company), but only to the extent of the insurance set forth in Appendix B to the Settlement Agreement dated September __, 1998, and only to the extent that the insurer has tendered its unimpaired policy limits without reservation of rights; provided, however, that Boehringer Ingelheim Pharmaceuticals, Inc. shall not be a Released Party for any claim arising from defects in the manufacture or packaging of Redux(TM).

         The "Released Parties" also shall include any and all predecessors and/or shareholders of Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that (i) any predecessor and/or shareholder of Interneuron and/or Boehringer

Pharmaceuticals, Inc. who is or becomes a defendant in Diet Drug Litigation shall be considered a Released Party pursuant to this paragraph only to the extent that such entity is sued in its capacity as a predecessor and/or shareholder of Interneuron and/or Boehringer Pharmaceuticals, Inc. and (ii) no person or entity described in this paragraph shall be released from any claims based upon its own independent negligence or culpable conduct.

         The "Released Parties" also include all distributors of Redux(TM), including wholesale distributors, private label distributors, pharmacists, retail distributors, physicians, hospitals and clinics, and their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided that (i) such persons and entities described in this paragraph shall be released only as to Released Claims as to which such persons would have a contractual, common law, or statutory right of indemnity against Interneuron, and (ii) no person or entity described in this paragraph shall be released from claims based, in whole or in part, upon its own independent negligence or culpable conduct (including without limitation negligence claims or claims for professional malpractice asserted against physicians, health care providers, and diet centers).

         The "Released Parties" also shall include any and all successors to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that (i) any current or future defendant in Diet Drug Litigation who becomes a successor to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc. by reason of a merger, acquisition, consolidation or otherwise shall be considered a Released Party pursuant to this paragraph only to the extent that such entity is sued in its capacity as a successor of Interneuron and/or Boehringer Pharmaceuticals, Inc. and (ii) no person or entity described in this paragraph shall be released from any claims based upon its own independent negligence or culpable conduct.

         It is explicitly acknowledged that the Released Parties under this Release and

Indemnity Agreement do not include American Home Products Corporation, Les Laboratoires Servier, S.A., or either company's subsidiaries, divisions, affiliates, and other related entities.

         As part of the consideration for Interneuron's payment of sums into the Fund, the Class Member expressly warrants and represents to each and all of the Released Parties that: (1) the Class Member is legally competent to execute this Release; and (2) the Class Member has not assigned, pledged, sold or otherwise transferred in any manner whatsoever, either by instrument in writing or otherwise, any right, title, interest or claim that the Class Member may currently have or may have in the future (except to counsel, if counsel is executing this instrument).

         To the extent that the Class Member receives a judgment against any person in an action arising out of a Released Claim, the Class Member will reduce and satisfy that judgment by an amount equal to the total amount, if any that the Class Member has received pursuant to the Settlement Agreement (before deductions of any amounts for costs and legal fees). The Class Member has agreed and does hereby INDEMNIFY, DEFEND and HOLD HARMLESS each and all of the Released Parties -- but only up to the amount the Class Member has received from the Fund pursuant to the Settlement Agreement (before deductions of any amounts for costs and legal fees) -- from any and all claims, demands, actions, and causes of action of whatever nature or character that arise out of or are related to Released Claims, including all costs, expenses and legal fees in defending same, that have been or hereafter may be asserted by any person, firm or corporation claiming by, through or under the Class Member, and from any and all legal actions, including third-party actions and cross-actions, asserted or brought against any of the Released Parties by any firm, person or corporation against whom the Class Member has asserted or brought, or may hereafter assert or bring, any action, arising out of or in any manner connected with the Released Claims.

         The Class Member acknowledges and understands that attorneys' fees and expenses shall be paid from any disbursement the Class Member receives from the Interneuron Class Action Settlement Fund, and the Class Member authorizes and agrees to payment of that disbursement. The Class Member also acknowledges and understands that certain costs and expenses associated with the administration of the Fund will be paid from the Fund and therefore may reduce the amount of money available to compensate the Class Member.

         It is intended by the undersigned that this Release shall be complete and shall not be subject to the claim of mistake of fact or law by the undersigned, and that it expresses a full and complete settlement of liability claimed and denied as against each and all of the Released Parties for Released Claims, and regardless of the adequacy or inadequacies of the consideration, this Release is intended to avoid litigation and to be final and complete.

         This Release is the result of a compromise of a disputed claim and shall never at any time for any purpose be considered as an admission of liability or responsibility of the Released Parties, who continue to deny such liability and to disclaim such responsibility.

         The Class Member fully understands that the execution of this Release and Indemnity Agreement does not automatically or immediately entitle the Class Member to any monies that have been deposited by Interneuron into the Fund. The Class Member may receive a share of the settlement proceeds deposited into the Fund by Interneuron. The amount will be paid to the Class Member only upon approval by the Fund's Claims Administrator. The procedures for registering a claim with the Claims Administrator and receiving a disbursement from the Fund will be set by order of the Court. The Class Member expressly acknowledges that his or her total damages and claims may amount to more than what the Claims Administrator determines is the Class Member's proportionate share of the Fund. Also, the Class Member acknowledges that the Released Parties may not ultimately be paying the total of the Class Member's damages arising out of the Released Claims.

         The Class Member also expressly agrees and understands that if subrogation claims have been asserted by insurers, employers, health care providers, or the government against the proportionate share allocated by the Claims Administrator to the Class Member, the Class Member's proportionate share may be reduced because of the Class Member's indemnity obligation. In the event this occurs, the Class Member understands and intends that this Release and Indemnity Agreement is still valid. The Class Member is also aware of section 6.7 of the Settlement Agreement, which limits the amount of time in which a subrogation claim may be asserted.

         The Class Member expressly warrants and represents to the Released Parties, as part of the consideration for the money paid and to be paid by Interneuron into the Fund, that before executing this instrument, the undersigned has conferred with counsel, or declined the opportunity to do so, and agrees that, in light of the Court's recognition of Interneuron as a limited fund, the payment of money and other consideration given in exchange for this Release and Indemnity constitutes a fair and reasonable compromise and settlement of the Class Member's Released Claims.

         The Class Member hereby declares and represents that the injuries the Class Member sustained as a result of the use of a Diet Drug and/or the Released Parties' alleged conduct may be permanent and progressive, and that the Class Member's damages and losses may not now be fully known and may be more numerous or more serious than the Class Member now expects. The Class Member represents that he or she has not been influenced to any extent in making this Release and Indemnity Agreement by any representations or statements made by the Released Parties regarding the Class Member's injuries or the legal liability therefor.

         The Class Member acknowledges and states that if this Release and Indemnity Agreement becomes ineffective as to any Released Party or if the Settlement Agreement identified above becomes ineffective for any reason whatsoever, this Release and Indemnity Agreement shall not be affected thereby, and shall remain in effect as to all other Released

Parties.

         A copy of the Settlement Agreement identified above has been provided to the Class Member's counsel and was made available to the Class Member to review and read, if so requested, before the Class Member signed this Release and Indemnity Agreement.

            [Where required by state statute, additional disclosures
                         or language may be added here.]

                       CAUTION: READ BEFORE SIGNING BELOW

I HAVE READ THE FOREGOING RELEASE AND HAD THE OPPORTUNITY TO READ THE SETTLEMENT AGREEMENT IDENTIFIED ABOVE. I FULLY UNDERSTAND THIS RELEASE. I REALIZE AND UNDERSTAND THAT THIS RELEASE HAS IMPORTANT LEGAL CONSEQUENCES. I HAVE HAD THE OPPORTUNITY TO GET A LAWYER'S ADVICE. I UNDERSTAND THAT MY INJURIES MAY BE PROGRESSIVE AND THAT I MAY BE PRESENTLY UNAWARE OF CLAIMS THAT I MIGHT BE ABLE TO ASSERT AGAINST THE RELEASED PARTIES IN THE FUTURE. EVEN SO, I INTEND THIS TO BE A COMPLETE AND UNEQUIVOCAL RELEASE OF ALL CLAIMS THAT I MAY EVER HAVE AGAINST THE RELEASED PARTIES ARISING OUT OF THE USE OF DIET DRUGS, EVEN THOSE CLAIMS ABOUT WHICH I PRESENTLY AM UNAWARE.


         EXECUTED in multiple originals on __________________________________.
                                           (date)

                                       ______________________________________
                                       CLASS MEMBER

                                       ______________________________________
                                       Date signed

         BEFORE ME, the undersigned authority, on this day personally appeared _____________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on __________________________.
                                                   (date)

                                       ______________________________________
                                       Notary Public in and for
                                       the State of _________________________

                                       ______________________________________
                                       Printed Name of Notary

                                       My Commission Expires:________________

                                   APPENDIX E

                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE: DIET DRUGS (PHENTERMINE,                        :
FENFLURAMINE, DEXFENFLURAMINE)                         :        MDL DOCKET NO.
PRODUCTS LIABILITY LITIGATION                          :        1203
                                                       :
THIS DOCUMENT RELATES TO ALL                           :
CASES                                                  :
                                                       :
SHARON WISH v. INTERNEURON                             :        CIVIL ACTION NO.
PHARMACEUTICALS, INC.                                  :        98-CV-20594
                                                       :

                      ORDER ENJOINING DEFENDANT INTERNEURON
                   PHARMACEUTICALS, INC. AND ITS SUBSIDIARIES
                   AND AFFILIATES FROM PARTICIPATING IN FORMAL
                  OR INFORMAL DISCOVERY IN DIET DRUG LITIGATION

         The PMC and Interneuron Pharmaceuticals, Inc. ("Interneuron") have entered into a Settlement Agreement, dated September __, 1998, to bring about an end to Interneuron's involvement in Diet Drug Litigation. The Court has conditionally certified the above-captioned action as a mandatory, limited fund class action under Federal Rule of Civil Procedure 23(b)(1)(B), preliminarily approved the settlement, and stayed and enjoined Diet Drug Litigation against Interneuron. The Court specifically finds that the costs and burdens of Interneuron's continuing participation in discovery related to Diet Drug litigation on a nationwide basis present a substantial risk of impairing Interneuron's ability to meet its financial obligations under the Settlement Agreement and of thereby significantly prejudicing the recovery rights of all parties with Redux-related claims against the company.

         Accordingly, this Court hereby preliminarily enjoins and bars Interneuron, its subsidiaries and affiliates from participating in any discovery, formal or informal, related to Diet Drug Litigation (as that term is defined in the Settlement Agreement) in any court, state, federal or foreign, without the express approval of this Court. Interneuron has acknowledged that certain additional discovery, including document discovery and some limited depositions, may be warranted for the benefit of the parties involved in continuing Diet Drug Litigation. Conducting such discovery, however, threatens to seriously deplete the limited available resources from which the class members must draw any recovery. Therefore, this Court will closely supervise any additional discovery from Interneuron and allow it only on a tightly coordinated basis.

         This preliminary injunction is necessary in aid of the Court's jurisdiction over the limited fund and to assure the fair and orderly conduct and completion of the settlement consideration process. Accordingly, this injunction shall remain in effect until the Court has rendered a final decision on the fairness and adequacy of the settlement, which will occur after the Fairness Hearing.

         Interneuron is directed to provide a copy of this Order to any parties and/or courts that should seek to compel its participation in formal or informal discovery in Diet Drug Litigation.

SO ORDERED this ____ day of September, 1998.

                                       __________________________________
                                       United States District Court Judge


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